UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On May 14, 2015, PPL Energy Supply, LLC (“PPL Energy Supply”) announced the pricing of its offering of $600 million aggregate principal amount of its 6.500% Senior Notes due 2025 (the “Notes”). PPL Energy Supply intends to use the net proceeds from the offering to repay short term borrowings under its revolving credit facility. PPL Energy Supply expects the offering to close on May 19, 2015, subject to customary closing conditions.

The Notes will be offered only to qualified institutional buyers as defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Forward-Looking Statements

Statements contained in this report, including statements with respect to future earnings, cash flows, financing, regulation, operating performance and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Energy Supply believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the previously announced transaction to spin off PPL Energy Supply, LLC and combine it with the power generation businesses of affiliates of Riverstone Holdings LLC to form Talen Energy Corporation; actions, including divestitures, that may be required to obtain necessary regulatory approvals for the spinoff transaction; adverse effects on the market price of PPL Energy Supply’s securities and its operating results because of any failure to complete, or a delay in the completion of, the spinoff and/or financing transaction; failure to realize the expected benefits of the proposed spinoff and/or financing transaction; negative effects of the announcement or consummation of the spinoff and/or financing transaction; market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Energy Supply and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of generating plants and other facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government or other regulatory permits, approvals; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Energy Supply and its subsidiaries; the outcome of litigation against PPL Energy Supply and its subsidiaries; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Energy Supply and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Energy Supply or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Energy Supply and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Energy Supply’s Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Controller

Dated: May 14, 2015

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